AMENDMENT TO THE
LISTED FUNDS TRUST
FUND SERVICING AGREEMENT

THIS AMENDMENT to the Fund Servicing Agreement, dated as of February 18, 2020 (the “Agreement”), is entered into by and between LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”), and is effective as of the last date on the signature block.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the TrueMark AI & Deep Learning ETF and the TrueMark ESG Active Opportunities ETF.

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement by adding Exhibit 7:
Exhibit 7 is hereby added and attached hereto.

This amendment will become effective upon the commencement of operations of the TrueMark AI & Deep Learning ETF and the TrueMark ESG Active Opportunities ETF. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

LISTED FUNDS TRUST            U.S. BANCORP FUND SERVICES, LLC

By: _/s/ Gregory C. Bakken____________        By: _/s/ Jeanine M. Bajczyk_____________
Name: Gregory C. Bakken        Name: Jeanine M. Bajczyk
Title: President        Title: Senior Vice President
Date: 2/18/2020         Date: _2/19/2020 ________________

Exhibit 7 to the Listed Funds Trust Fund Servicing Agreement
List of Funds and Fee Schedule at November 2019

Name of Series

TrueMark AI & Deep Learning ETF
TrueMark ESG Active Opportunities ETF
Base Fee for Accounting, Administration, Transfer Agent at February 2020

The following reflects the greater of the basis point fee or annual minimum1 where TrueMark Investments, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the Listed Funds Trust.

Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds 1-5 $[ ]            First $500m [ ]bps
Funds 6-10 $[ ]            Next $500m [ ] bps
Funds 11+ $[ ]            Balance [ ]bps

Step in Fees for Year 1 only for Accounting, Administration, Transfer Agent

Q1 Year 1	25% of annual minimum	Q2 Year 1	50% of annual minimum	Q3 Year 1	150% of annual minimum	Q4 Year 1	175% of annual minimum
Month 1	[ ]	Month 4	[ ]	Month 7	[ ]	Month 10	[ ]
Month 2	[ ]	Month 5	[ ]	Month 8	[ ]	Month 11	[ ]
Month 3	[ ]	Month 6	[ ]	Month 9	[ ]	Month 12	[ ]

1Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should “The Adviser” terminate this service agreement with U.S. Bank, N.A. prior to the end of the initial contract period, “The Adviser” will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if “The Adviser” launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, “The Adviser” would owe would owe U.S. Bank up to [ ]% of $[ ] ($[ ] admin/acct/ta + $[ ])

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly

Adviser’s Signature below acknowledges approval of the fee schedule (including base fee and additional fees) on this Exhibit.

TrueMark Investments, LLC

By:_/s/ Jordan L. Fletcher_________________________

Printed Name:_Jordan L. Fletcher___________________

Title:__Chief Operating Officer________________    Date:__February 18, 2020______

Exhibit 7 (continued) to the Listed Funds Trust Fund Servicing Agreement
Accounting, Administration, Transfer Agent (in addition to the Base Fee)

Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)

▪	$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps

▪	$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds

▪	$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield

▪	$[ ] – Interest Rate Swaps, Foreign Currency Swaps

▪	$[ ] – Bank Loans

▪	$[ ] – Swaptions, Intraday money market funds pricing, up to 3 times per day

▪	$[ ] – Credit Default Swaps

▪	$[ ] per Month Manual Security Pricing (>25 per day)

NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for IDC data used to monitor corporate actions

▪	$[ ] per Foreign Equity Security per Month

▪	$[ ] per Domestic Equity Security per Month

▪	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee

▪	$[ ] for the first fund

▪	$[ ] for each additional fund 2-5

▪	$[ ] for each fund over 5 funds

▪	$[ ] per sub-adviser per fund

▪	Per adviser relationship, and subject to change based upon board review and approval.
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

▪	$[ ] per security per month for fund administrative
SEC Modernization Requirements

▪	Form N-PORT – $[ ] per year, per Fund

▪	Form N-CEN – $[ ] per year, per Fund
Section 15(c) Reporting

▪	$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting

-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report

▪	Additional 15c reporting is subject to additional charges

▪	Standard data source – Morningstar; additional charges will apply for other data services

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

Exhibit 7 (continued) to the Listed Funds Trust Fund Servicing Agreement

OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services

▪	Base fee – $[ ] per fund per year

▪	Setup – $[ ] per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)

▪	$[ ] set up fee per fund complex

▪	$[ ] per fund per month
C- Corp Administrative Services

▪	1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]

▪	1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
Controlled Foreign Corporation (CFC)

▪	U.S. Bank Fee Schedule plus $[ ]
Optional Tax Services
The Base Fee includes the following core tax services: M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two). Additional services excluded from the Base Fee are:

▪	Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year

▪	Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate

▪	State tax returns - (First two included in core services) – $[ ] per additional return

Fees are calculated pro rata and billed monthly

Exhibit 7 (continued) to the Listed Funds Trust Fund Servicing Agreement
Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal – In support of external legal counsel
(Subject to services provided; if applicable)
$[ ] per project – one fund
$[ ] per project – two funds
$[ ] per project – three funds
$[ ] per project – four funds
Negotiated Fee – five funds and above

Additional fee of $[ ] per sub-adviser for 2 or more sub-advisers

Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by adviser. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.
Additional Regulatory Administration Services

▪	Subsequent new fund launch – $[ ] per fund or as negotiated

▪	Drafting SEC exemptive order application for passively-managed ETF(s) – $[ ] (includes outside legal costs)

▪	Drafting SEC exemptive order application for actively-managed ETF(s) – $[ ] (includes outside legal costs)

▪	Drafting SEC exemptive order application for other requested relief – Negotiated fee

Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements

▪	$[ ] first fund

▪	$[ ] each additional fund included in the same statutory prospectus up to 5 funds

▪	Fees negotiated for funds 6+

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

▪	Postage, if necessary

▪	Federal and state regulatory filing fees

▪	Expenses from Board of Trustee meetings

▪	Third party auditing

▪	EDGAR/XBRL filing

▪	All other Miscellaneous expenses

Fund startup and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed [ ]% following the selection of U.S. Bank and [ ]% 75 days after the preliminary registration statement is filed with the SEC filings.